STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 07/17/1995
    950159153 -2524734

                          CERTIFICATE OF INCORPORATION

                                       OF

                       IntelliSys Automotive Systems, Inc.

FIRST: The name of this corporation is IntelliSys Automotive Systems, Inc.

SECOND: Its registered office in the State of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 100,000 shares of stock at .0010 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Regina Cephas, Three Christina Centre, 201 N. Walnut St., Wilmington DE 19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws: to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book & document of this Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation: or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: JULY 17, 1995
                                                  /s/ Regina Cephas

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 07/27/1995
                                                     950169229 -- 2524734

                            CERTIFICATE OF CORRECTION
                                       OF
                          CERTIFICATE OF INCORPORATION

            PURSUANT TO SECTION 103 OF THE DELAWARE CORPORATION LAW,

      I, the undersigned, being the Incorporator of Intellisys Automotive Systems, Inc., do hereby certify that:

      FIRST: The name of the corporation is Intellisys Automotive Systems, Inc.

      SECOND: That the Certificate of Incorporation filed on July 17, 1995 is an inaccurate record of the corporation action. The incorrect Certificate of Incorporation was submitted for filing. (hereinafter referred to as Exhibit A).

      THIRD: The original Certificate of incorporation is hereby rendered null and void and replaced in its entirety per Exhibit A attached.

      FOURTH: This correction of the Certificate of Incorporation was duly authorized by unanimous written consent of the incorporators, dated as of July 28, 1995.

      IN WITNESS WHEREOF, I have made and subscribed this certificate this 21st day of April, 1995


                                                    /s/ Regina Cephas
                                                    -----------------------
                                                    Authorized Person

                          Certificate of Incorporation

                                       of

                      IntelliSys Automotive Systems, Inc.

                Under Section 102 of the General Corporation Law
                            of the State of Delaware

                         ------------------------------

      The undersigned, a natural person of at least eighteen (18) years of age, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, certifies that:

      FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is

                      IntelliSys Automotive Systems, Inc.

      SECOND: The purpose of purposes for which the Corporation is formed are as follows:

      To provide software, analytic, training and management services to government agencies, foreign governments, industry, including, but not limited to the automobile industry and private institutions.

      To design and develop automated training systems, expert systems, and artificial intelligence systems.

      To provide technical and consultant services in many fields allied to training technology and applications of computer science to enhance human and organizational performance.

      To engage in research and development, purchase, sale, import, export, license, distribution, design, manufacture, assembly or rental of any product, machine, apparatus, appliance, merchandise, and property of every kind and description, ideas, systems, procedures, and services of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating and type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment; all types of product which relate to computers, electronic systems, equipment and components and electrical, mechanical and electromechanical apparatus and equipment of every kind and description and electronic, telecommunication and communication related devices and equipment.

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, provided that it is not formed to engage in any act or activity requiring to consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

      To purchased, sell, lease, exchange, hire or otherwise acquire real property, with or without buildings thereon, or any interest therein whatsoever or whatsoever situated; to make, enter into, perform, and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting buildings and structures of every description; to erect, construct, rebuild, enlarged, alter, improve, maintain, manage and operate houses, buildings or other structures on any lands owned or leased by the Corporation or upon any other lands, and to do all things necessary and appropriate in furtherance of the purposes or powers enumerated herein.

      To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperations with any corporation, association, partnership, syndicate, entity, person, or governmental, municipal, or public authority, domestic or foreign, in the carrying out of any of the purposes of the corporation.

      To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and in any manner deal with and contract with reference to:

            A. inventions, devices, formulas, processes and any improvements and modifications thereof;

            B. letters patent, patent rights, patented processes, copyrights, designs, and similars rights, trademarks, trade symbols and other indications of origins and ownership granted by or recognized under the laws of the United states of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appartaining thereunto; and

            C.    franchise, licenses, grants and concessions.

      To enter into, make and perform contracts of every kind and description which may be necessary or convenient for the business of the Corporation, with any person, firm, association, corporation, municipality, county, state, body politic, or government, or colony, any dependency, or political or administrative division thereof.

      To enter into and carry out partnerships) both general partnerships and limited partnerships) and other forms of joint arrangements with other persons, firms or corporations, so far as and too the extent that the same may be done and performed by a corporation organized under the General Corporation Law of the State of Delaware.

      To carry on business at any place within the jurisdiction of the United States and in any and all foreign countries and to purchase any property at any such place or places.

      To acquire and take over as a going concern, and thereafter to carry on the business of any person, firm or corporation engaged in any business which the Corporation is authorized to carry on and, in connection therewith, to acquire the good will and all or any of the assets and to assume or otherwise provide for all or any of the liabilities of any such business.

      To borrow money for its corporate purposes and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations from time to time to, for the purchase of property, or for any purpose in connection with the business of the Corporation, and, if deemed proper, to secure the payment of any such obligations, mortgages, pledge, deed of trust or otherwise.

      To carry on any other similar business in connection with the foregoing, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do so.

      To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to perform or do each and everything necessary, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one or more of the purposes or the exercise of any one or more of the powers herein described, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general, to do any and all things and exercise any and all powers, rights and privileges for which a corporation now and or hereafter may be organized under the General Corporation Law of the State of Delaware, or under any act amendatory thereof, supplemental thereto, or substituted therefore, including, but not limited to, all of the powers enumerated in Section 121-123 of the Delaware State General Corporation Law or any other statute of the State of Delaware.

      THIRD: The registered office of the Corporation is to be located in New Castle County, in the State of Delaware.

      FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares, each having a par value of $.001 cent.

      FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is the Company Corporation, Three Christina Centre, 201 N. Walnut Street, Wilmington, Delaware 19801.

      SIXTH: The duration of the Corporation is to be perpetual.

      SEVENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision hereof is intended to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under General Corporation Law of the State of Delaware upon corporations of the State of Delaware, upon the Corporation, its shareholders, bondholders and securityholders, and upon its directors, officers and other corporate personnel, including, without limitation, the power of the Corporation to furnish indemnification to any person or persons in the capacities defined and prescribed by the General Corporation Law of the State of Delaware and the defined and prescribed rights of a person or persons to indemnification as the same are conferred by the General Corporation Law of the State of Delaware.

      EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware,s the same may be amended or supplemented.

      IN WITNESS WHEREOF, this Certificate has been subscribed this 14th day of July, 1995 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                    /s/ Alan P. Fraade, Esq.
                                    ----------------------------------------
                                    Alan P. Fraade, Esq.
                                    c/o Mintz & Fraade, P.C.
                                    488 Madison Avenue
                                    New York, New York 10022

                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 08/07/1995
                                                     950177864 -- 2524734

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                       IntelliSys Automotive Systems, Inc.

        Under Section 242, As Amended, of the General Corporation Law of
                              the State of Delaware

                              --------------------

      It is hereby certified that:

      FIRST: The name of the Corporation is IntelliSys Automotive Systems, Inc.

      SECOND: The Certificate of Incorporation of the Corporation was filed with the Department of State on July 17, 1995.

      THIRD: The Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is as follows:

      1. To increase the number of shares of Common Stock, par value of $.001 cent per share to twenty million (20,000,000) from one hundred thousand (100,000).

      2. To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation relating to the creation of stock and its issuance is hereby amended to read as follows:

      ARTICLE FOURTH: The aggregate number of shares of capital stock which the corporation shall have the authority to issue is twenty million (20,000,000) shares, each having a par value of $.001 per share.

      FIFTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing of the sole Shareholder and Director of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be signed by its President and Secretary as of this 24th day of July, 1995.

                                    IntelliSys Automotive Systems, Inc.


                                    /s/ Paul Michelin
                                    --------------------------------------
                                    Paul Michelin, President
                                    and Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                         FILED 02:00 PM 01/14/1
                                                          971013433 -2524734

         Certificate of Amendment of the Certificate of Incorporation

                                      of

                     IntelliSys Automotive Systems, Inc.


        (Under Section 242, as amended, of the Delaware Corporation Law)

      It is hereby certified that;

      FIRST: The name of the corporation is IntelliSys Automotive Systems, Inc. (the "Corporation").

      SECOND: The Certificate of Incorporation of IntelliSys Automotive Systems, Inc. (the "Corporation") was filed with the Department of State on July 17, 1995.

      THIRD: A Certificate of Correction of the Certificate of Incorporation of the Corporation was filed with the Department of State on July 27, 1995.

      FOURTH: The Certificate of Incorporation of the Corporation was amended and filed with the Department of State on August 7, 1995 to provide that the authorized number of shares of the Corporation's capital stock is twenty million (20,000,000) shares.

      FIFTH: The Article of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is: Article FOURTH.

      SIXTH: To accomplish the foregoing amendment, Article FOURTH of the Certificate of Incorporation relating to the authorized stock of the Corporation and its issuance is hereby amended to read as follows:

            ARTICLE FOURTH: The aggregate number of shares of capital stock which the corporation shall have authority to issue is twenty million (20,000,000) shares, consisting of fifteen million (15,000,000) shares of Common Stock, par value of $.001 per share, three million (3,000,000) shares of Class A Stock, par value $.01 per share, and two million (2,000,000) shares of Preferred Stock, par value $.01 per share. Except as otherwise expressly required by law, in all matters as to which the vote or consent of the stockholders of the corporation shall be required or taken, the respective holders of Common Stock as a class shall be entitled to one vote for each share of Common Stock held, the respective holders of Class A Stock as a class shall not be entitled to a vote for each share and the Class A Stock shall be non-voting shares, and the respective holders of Preferred Stock as a class shall not be entitled to a vote for each share and the Preferred Stock shall be non-voting shares. Except as provided herein with respect to voting rights, the relative rights, privileges, and limitations of the Common Stock and the Class A Stock shall be in all respects identical, share for share.

      The shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences, and limitations as are stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors and except as may be otherwise stated.

      The holders of all series of Preferred Stock shall be entitled to receive cumulative dividends as and when declared by the Board of Directors and at such rates as shall be established by the Board of Directors. Dividends on the Preferred Shares shall be payable in preference and priority to any payment of any dividend of the Common Stock and the Class A Stock.

      No holder of shares of the corporation of any class whether now or hereafter authorized shall have any preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by the corporation.

      No holder of shares of the corporation of any class whether now or hereafter authorized shall have the rights to vote such shares cumulatively in any election for Board of Directors.

      SEVENTH: The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 141(f) of the Delaware General Corporation Law, followed by the written consent of the holder's of a majority of the outstanding shares of the Common Stock of the Corporation pursuant to
Section 228(a) of the Delaware General Corporation Law and written notice of the foregoing shareholder consent was provided to all of the holders of shares of the Common Stock of the Corporation in accordance with Section 228(d) of the Delaware General Corporation Law

      IN WITNESS WHEREOF, the undersigned have subscribed this document as of the 6th day of January, 1997 and hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us, are the act and deed of the Corporation, and are true and correct.


                                                 /s/ Douglas Dick
                                              ----------------------------
                                              Douglas Dick, President

Attest:

/s/ James Perretty
------------------------------
James Perretty, Secretary